Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

General Terms Supplement No. 17,745 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

_________________________________

General Terms Supplement

Notes Linked to the Performance of One or More Index Stocks, Indices or Exchange-Traded Funds

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more index stocks, indices or exchange-traded funds (which we refer to as underliers). Specifically, the payments and performance of the notes may be linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538, and this general terms supplement no. 17,745 describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe additional terms that apply to your notes and will identify one or more underlier(s) to be used to calculate a return on your notes. Further, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes and a separate underlier supplement, which we refer to as the applicable underlier supplement, will describe the specified underlier(s). The applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the terms of the notes set forth in this general terms supplement no. 17,745.

This general terms supplement no. 17,745 contains the following:

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Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.
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Certain terms that may relate to your notes in addition to the description of the notes contained in the applicable pricing supplement and the applicable product supplement, if any.
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Descriptions of certain dates that may relate to your notes, including the determination date (the final date on which a calculation is made to determine the amount payable on the notes, which may be the final averaging date, if averaging dates are applicable to your notes), any call observation date (a date on which a calculation is made to determine if the notes will be automatically called on an applicable call payment date) and any coupon observation date (a date on which a calculation is made to determine the amount of any coupon, if any, that will be paid on an applicable coupon payment date). If your notes are linked to a basket of underliers or the lesser performing of two or more underliers, the applicable dates set forth above, which are dates on which calculations are made, may differ from the dates on which the levels of one or more basket underliers, potential lesser performing underliers or exchange rates, as applicable, are determined for the purposes of such calculations.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S- to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this general terms supplement no. 17,745, the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this general terms supplement no. 17,745 in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this general terms supplement no. 17,745 in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this general terms supplement no. 17,745 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

General Terms Supplement No. 17,745 dated January 20, 2026.

In this general terms supplement no. 17,745, when we refer to a “note” we mean a note linked to one of the underliers specified herein unless the context requires otherwise. Please note that in this general terms supplement no. 17,745, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this general terms supplement no. 17,745, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-284538. References to the “indenture” in this general terms supplement no. 17,745 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This general terms supplement no. 17,745 describes certain terms that may apply to the notes. The applicable pricing supplement will identify the underlier(s) to be used to calculate a return on your notes and may also describe any additions or changes to the terms of the notes. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series F medium-term notes and the accompanying prospectus, respectively. The terms described herein supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described herein are inconsistent with those described therein, the terms described herein are controlling.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this general terms supplement no. 17,745. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this general terms supplement no. 17,745 for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Important Notice

None of this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement nor any other document or materials relating to the issue of the notes offered hereby is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).

The communication of this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this general terms supplement no. 17,745, the accompanying prospectus, the accompanying prospectus supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Additional Risk Factors Specific to the NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier or in the underlier stocks (i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier). You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date will be set forth in the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount set forth in the applicable pricing supplement) will decline to zero on a straight line basis over the period from the date thereof through the additional amount end date set forth in the applicable pricing supplement. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or underliers.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Not Bear Interest

The applicable pricing supplement will state whether your notes bear interest. Therefore, your notes may pay no interest at all. If your notes do pay interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more index stocks, indices or exchange-traded funds. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes may be less than you would have earned by investing in non-indexed debt securities of comparable maturity that bear interest at a prevailing market rates.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more index stocks, indices or exchange-traded funds. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

The Amount Payable on Your Notes Will Not Be Linked to the Level of Any Underlier On Dates Other Than Those Specified in the Applicable Pricing Supplement

The applicable pricing supplement will specify the dates (e.g., any coupon observation date, call observation date or averaging date, as applicable, and the determination date) on which the levels of the underlier or underliers may be referenced in the determination of amounts payable on your notes. The closing levels of the underlier or underliers on dates other than such dates will have no effect on any amount paid pursuant to the terms of your notes. For example, with respect to a note with a payout linked to the closing level of an underlier on the determination date, if the closing level of such underlier dropped precipitously on the determination date, the amount payable on that note may be significantly less than it would have been had the amount payable been linked to the closing level of the underlier prior to such drop.

The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor

Although the return on the notes will be based on the performance of one or more underliers, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

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the market prices or levels of the underlier or underliers to which your notes are linked;
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the volatility — i.e., the frequency and magnitude of changes — of the market prices or levels of the underlier or underliers;
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whether your notes are linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers;
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the dividend rates of the underlier or underliers, if applicable, and underlier stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlier or underliers and underlier stocks are a part, and which may affect the market prices or levels of the underlier or underliers;
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interest rates and yield rates in the market;
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the time remaining until your notes mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or underliers based on their historical performance.

If the Value of an Underlier Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the applicable underlier or underliers. Changes in the values of the underlier or underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “ — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underlier, or Any Underlier Stock, as Applicable

If the underlier is an index, the level of which the underlier sponsor calculates by reference to the prices of its underlier stocks without taking account of the value of dividends paid on those underlier stocks, the return on your notes will not reflect the return you would realize if you actually owned the underlier stocks and received the dividends paid on those underlier stocks.

In addition, if the underlier is an index stock or exchange-traded fund, the return on your notes will not reflect the return you would realize if you actually owned the index stock or exchange-traded fund and received the distributions paid on the shares of such index stock or exchange-traded fund. You will not receive any dividends that may be paid on any of the underlier stocks by the issuers of the underlier stocks or, in case of an underlier that is an index stock or exchange-traded fund, on the shares of such index stock or such exchange-traded fund. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable

Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks, as applicable. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlier or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlier or the underlier stocks or any other rights of a holder of any shares of an underlier or the underlier stocks, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the underlier stocks, as applicable.

Past Performance is No Guide to Future Performance

The actual performance of the underlier or underliers over the life of the notes, as well as the amount payable on your notes, may bear little relation to the historical closing levels of the underlier or underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth in the applicable product supplement, if any, and the applicable pricing supplement. We cannot predict the future performance of the underlier or underliers.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of the applicable pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of the applicable pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash payment on your notes will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount, If Any, Payable on Your Notes

As of the date of this general terms supplement no. 17,745, GS&Co. is serving as the calculation agent for the notes. As calculation agent for your notes, GS&Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or the applicable product supplement, if any, including whether a market disruption event has occurred and in some cases the levels of the underlier or underliers. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier that is an index or exchange-traded fund and certain adjustments relating to anti-dilution with respect to an underlier that is an index stock or exchange-traded fund. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

The Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date or Coupon Observation Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single underlier, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date or coupon observation date, as applicable.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a basket of underliers, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to a basket underlier or that day is not a trading day with respect to a basket underlier, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier on such last possible day or such day is not a trading day with respect to such basket underlier, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, as applicable.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to the lesser performing of two or more underliers, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to a potential lesser performing underlier or that day is not a trading day with respect to a potential lesser performing underlier, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any potential lesser performing underlier on such last possible day or such day is not a trading day with respect to such potential lesser performing underlier, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, as applicable.

As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, or “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, call payment date or coupon payment date, as applicable, until several days after the originally scheduled stated maturity date, call payment date or coupon payment date, as applicable. Moreover, if the closing level (or adjusted closing level, if applicable) of an underlier is not available on the determination date or any averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” below), in certain circumstances the calculation agent will determine such underlier level based on its assessment, made in its sole discretion, of the levels of the applicable underlier as described under “Supplemental Terms of the Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

With Respect to Notes Linked to Indices, the Policies of the Applicable Underlier Sponsor and Changes that Affect Such Underlier, or the Constituent Indices or Underlier Stocks Comprising Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

Unless otherwise specified in the applicable pricing supplement, the policies of the applicable underlier sponsor concerning the calculation of the level of an underlier to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes and the market value of your notes. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level or the method by which it constructs the underlier, or if the underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the underlier level — and thus the amount payable on your notes — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining an underlier level on any trading day and the amount payable on your notes more fully under “— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” below.

With Respect to Notes Linked to Exchange-Traded Funds, the Policies of the Investment Advisor and Changes that Affect the Underlier, or the Underlying Index Tracked by Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

Unless otherwise specified in the applicable pricing supplement, the policies of the applicable investment advisor concerning the underlier, the method by which such underlier attempts to track the underlying index, the investment objective, the other investment policies of the investment advisor, and similar matters could affect the level of the such underlier and, therefore, the amount payable on your notes and the market value of your notes. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the underlier or underlier levels — and thus the amount payable on your notes — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the amount payable on your notes more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds” below.

With Respect to Notes Linked to Index Stocks or Exchange-Traded Funds, You Have Limited Anti-Dilution Protection

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to an underlier that is an index stock, GS&Co., as calculation agent for your notes, will adjust the index stock level in limited circumstances including limited events that affect the underlier issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the index stock. For example, the calculation agent will not adjust the index stock level for events such as an offering of the index stock for cash by the underlier issuer, a tender or exchange offer for the index stock at a premium to their then-current market prices by the underlier issuer or a tender or exchange offer for less than all the outstanding shares of the index stock by a third party. In addition, the calculation agent will not adjust the reference amount for regular cash dividends. Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to corporate or other events as described under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks — Reorganization events” below. Those events or other actions by the underlier issuer or a third party may nevertheless adversely affect the market price of one share of the index stock and, therefore, adversely affect the market value of your notes. The underlier issuer or a third party could make an offering or a tender or exchange offer, or the underlier issuer could take any other action, that adversely affects the market prices of the index stock and the market value of your notes but does not result in an anti-dilution adjustment for your benefit.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to an underlier that is an exchange-traded fund, GS&Co., as calculation agent for your notes, may adjust the closing level for certain events that may affect the exchange-traded fund, but only in the situations we describe in “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds”. The calculation agent will not be required to make an adjustment for every event that may affect an exchange-traded fund and will have broad discretion to determine whether and to what extent an adjustment is required.

With Respect to Notes Linked to Indices, Except to the Extent The Goldman Sachs Group, Inc. Is One of the Companies Whose Common Stock Comprises the Applicable Underlier, and Except to the Extent That We or Our Affiliates May Currently or in the Future Own Securities of, or Engage in Business With, the Applicable Underlier Sponsor or the Issuers of the Underlier Stocks, There Is No Affiliation Between the Issuers of the Underlier Stocks or Such Underlier Sponsor and Us

The common stock of The Goldman Sachs Group, Inc. may be represented in any number of underliers that are indices. In addition, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the issuers of the underlier stocks. Unless otherwise disclosed in the applicable pricing supplement, we are not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsor. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any underlier or issuer of any underlier stock. You, as an investor in your notes, should make your own investigation into the underliers and the issuers of the underlier stocks.

Neither the underlier sponsor nor the issuer of any other underlier stock is involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsor nor the issuer of any underlier stock has any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

With Respect to Notes Linked to Exchange-Traded Funds, Except to the Extent GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, the Applicable Exchange-Traded Fund to Which Your Notes Are Linked, There Is No Affiliation Between the Investment Advisor of such Exchange-Traded Fund and Us

If an underlier to which your notes are linked is an exchange-traded fund, GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of such exchange-traded fund, and, at any time, may hold shares of the exchange-traded fund. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the investment advisor of such exchange-traded fund or the issuers of the underlier stocks. Our affiliates may currently or from time to time in the future engage in business with issuers of the underlier stocks. Nevertheless, neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the exchange-traded fund, its underlying index or the issuers of the underlier stocks. You, as an investor in your notes, should make your own investigation into such exchange-traded fund, its underlying index and the issuers of the underlier stocks.

Neither the investment advisor of such exchange-traded fund nor the issuer of any underlier stock is involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the exchange-traded fund investment advisor nor any such issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

With Respect to Notes Linked to Index Stocks, There is No Affiliation Between the Underlier Issuer of Such Index Stock and Us

Goldman Sachs is not affiliated with the underlier issuer of any index stock to which your notes may be linked. However, we or our affiliates may currently or from time to time in the future engage in business with such underlier issuer. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlier issuer. You, as an investor in your notes, should make your own investigation into the underlier issuer of such index stock.

The underlier issuer of such index stock is not involved in the offering of your notes in any way and does not have any obligation of any sort with respect to your notes. Thus, the underlier issuer of the index stock does not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your notes.

With Respect to Notes Linked to Index Stocks, We Will Not Hold Shares of an Index Stock to Which Your Notes are Linked for Your Benefit

The indenture governing your notes does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of an index stock to which your notes are linked that is acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of such index stock for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of such index stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

With Respect to Notes Linked to Index Stocks, in Some Circumstances the Amount Payable On Your Notes May Be Based On the Securities of Another Company and Not the Issuer of the Index Stock

If an underlier to which your notes are linked is an index stock, following certain corporate events relating to such index stock where its issuer is not the surviving entity, the amount payable on your notes may be based on the securities of a successor to such underlier issuer or any cash or any other assets distributed to holders of shares of such index stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of your notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” below.

Risks Related to Conflicts of Interest

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, underlier or underliers or constituent indices or underlier stocks thereof or other similar securities, which may adversely impact the market for or value of your notes.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe under “Use of Proceeds” and “Hedging” below, Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the underlier or underliers or constituent indices or underlier stocks thereof, or, if applicable, the currencies in which underliers are denominated, as applicable. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices or underlier stocks thereof, as applicable, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other underlier-linked notes whose returns are linked to changes in the level of the underlier or underliers or the constituent indices or underlier stocks thereof, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the underlier or underliers —directly or, in the case of an underlier that is an index or exchange-traded fund, indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable pricing supplement and the applicable product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes

Goldman Sachs is a global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Underlier or Underliers or Constituent Indices, As Applicable, the Investment Advisors of the Underlier or Underliers, As Applicable, or the Issuers of the Underlier or the Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the underlier or underliers or constituent indices, as applicable, the investment advisors of the underlier or underliers, or the issuers of the underlier or underlier stocks, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the underlier or underliers, constituent indices, underlier stocks and currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as your notes and it is possible that any future guidance could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquired instruments such as your notes to accrue interest income over the term of such instruments even if there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes offered by this general terms supplement no. 17,745, but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this general terms supplement no. 17,745 called “Supplemental Discussion of U.S. Federal Income Tax Consequences” below.

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Supplemental Terms of the Notes

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus and the accompanying prospectus supplement. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a market disruption event or non-trading day or the change or discontinuation of an underlier. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the term is specified in the applicable pricing supplement and the applicable product supplement, if any, the term specified in the applicable pricing supplement will control in the event of conflict.

Without limiting the foregoing, similar general terms supplements dated as of a date earlier than the date of this general terms supplement no. 17,745 may have terms that differ from the terms described in this general terms supplement no. 17,745, including with respect to the method used to determine whether a dividend or other distribution with respect to an index stock is an extraordinary dividend. Unless otherwise specified in the applicable pricing supplement, the terms in the general terms supplement that is specified in a pricing supplement for the original issuance of notes will control in the event of a conflict with the terms of this general terms supplement no. 17,745.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons or interest, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof.

Principal Amount

We will pay, as the principal amount for each face amount of your notes, an amount in cash equal to the cash settlement amount specified in the applicable pricing supplement, subject to any adjustments or modifications as described in the applicable pricing supplement.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Underliers and Related Matters

Underlier. Unless otherwise specified in the applicable pricing supplement, when we refer to an underlier that is an index stock, we mean the underlier specified in the applicable pricing supplement, or any successor underlier, as each may be replaced or adjusted from time to time as provided herein.

Unless otherwise specified in the applicable pricing supplement, when we refer to an underlier that is an index or an exchange-traded fund, we mean the underlier specified in the applicable pricing supplement, or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein.

Underlier Issuer. Unless otherwise specified in the applicable pricing supplement, when we refer to the underlier issuer of an underlier that is an index stock at any time, we mean (i) with respect to an index stock that does not constitute an American depositary share, the issuer of such index stock as then in effect or (ii) with respect to an index stock that constitutes an American depositary share, the issuer of the security represented by the American depositary share as then in effect. The applicable pricing supplement may also refer to an underlier issuer as an index stock issuer.

Underlier Sponsor. Unless otherwise specified in the applicable pricing supplement, when we refer to the underlier sponsor of an underlier that is an index at any time, we mean the person or entity, including any successor sponsor, that determines and publishes such underlier as then in effect. The notes are not sponsored, endorsed, sold or promoted by any underlier sponsor or any affiliate thereof and no underlier sponsor or affiliate thereof makes any representation regarding the advisability of investing in the notes.

Investment Advisor. Unless otherwise specified in the applicable pricing supplement, when we refer to the investment advisor of an underlier that is an exchange-traded fund at any time, we mean the person or entity, including any successor investment advisor, that serves as an investment advisor to such underlier as then in effect.

Underlier Stocks. Unless otherwise specified in the applicable pricing supplement, when we refer to the underlier stocks of an underlier that is an index or an exchange-traded fund at any time, we mean the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Successor Underlier. Unless otherwise specified in the applicable pricing supplement, when we refer to the successor underlier of an underlier that is an index or an exchange-traded fund, we mean any substitute underlier approved by the calculation agent as provided under “— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” below.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless any such date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 17,745.

Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days.

On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Notes Linked to the Lesser Performing of Two or More Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to any potential lesser performing underlier. In the event the originally scheduled determination date is a non-trading day with respect to any potential lesser performing underlier, the determination date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible determination date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 17,745.

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which the calculation agent determines that no market disruption event occurs or is continuing. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date.

If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date will be postponed to the next trading day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that averaging date will be determined on or prior to the postponed averaging date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the averaging date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date.

On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to any potential lesser performing underlier, such averaging date will be postponed as follows. In the event the originally scheduled averaging date is a non-trading day with respect to any potential lesser performing underlier, such averaging date will be the first day thereafter that is a trading day for all underliers (the “first qualified averaging trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled averaging date or the first qualified averaging trading day, such averaging date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled averaging date or the first qualified averaging trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed averaging date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the applicable averaging date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on such averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 17,745.

Notes Linked to a Single Underlier. The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or dates or such day or dates are not trading days. In that event, such call observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the call observation date.

Notes Linked to a Basket of Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the call observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled call observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that call observation date will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days.

On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be a call observation date.

Notes Linked to the Lesser Performing of Two or More Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to any potential lesser performing underlier. In the event the originally scheduled call observation date is a non-trading day with respect to any potential lesser performing underlier, the call observation date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified call trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled call observation date or the first qualified call trading day, the call observation date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled call observation date or the first qualified call trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be a call observation date.

Measurement Periods

The applicable pricing supplement may specify a measurement period. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 17,745.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event occurs or is continuing or that the calculation agent determines is not a trading day with respect to the underlier, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event occurs or is continuing on the determination date or the determination date is not a trading day. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to a Single Underlier” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a trading day, that day will nevertheless be the last day of such measurement period.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any basket underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to a basket underlier. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any basket underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any basket underlier will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such basket underlier or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last day of such measurement period with respect to such basket underlier.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any potential lesser performing underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any potential lesser performing underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any potential lesser performing underlier. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to the Lesser Performing of Two or More Underliers” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such potential lesser performing underlier or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last day of such measurement period with respect to such potential lesser performing underlier.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier” and “— Call Observation Dates — Notes Linked to a Single Underlier” above, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or — Call Payment Dates” above or “— Coupon Payment Dates” below, as applicable. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount or the coupon is not available on the last possible determination date or any last possible averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, or, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the exchange rate that must be used to determine the cash settlement amount is not available, or the occurrence of a non-trading day or for any other reason (other than as described under “— Anti-dilution Adjustments for Index Stocks” below with respect to an underlier that is an index stock and other than as described under “— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” below with respect to an underlier that is an index or an exchange-traded fund), then the calculation agent will nevertheless determine the closing level (or adjusted closing level, if applicable) of the underlier, based on its assessment, made in its sole discretion, of the level of the underlier on that day; provided that, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the calculation agent will determine the adjusted closing level of the underlier based on (i) the closing level of the underlier or the exchange rate that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, averaging date, call observation date or coupon observation date, if the closing level or the exchange rate was available on such date, (ii) the closing level of the underlier or the exchange rate, as applicable, that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date, averaging date, call observation date, or coupon observation date, as applicable, on which no market disruption event exists; and (iii) the calculation agent’s assessment, made in its sole discretion, of the level of the underlier or the exchange rate if a market disruption event or non-trading day continues through the last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers”, “— Averaging Dates — Notes Linked to a Basket of Underliers” and “— Call Observation Dates — Notes Linked to a Basket of Underliers” above and “— Coupon Observation Dates — Notes Linked to a Basket of Underliers” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the postponed determination date or any postponed averaging date, call observation date or coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, (ii) the closing level and the exchange rate, if applicable, of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, on which no market disruption event exists for that basket underlier (provided that, in the case of a basket underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more basket underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event with respect to any potential lesser performing underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to the Lesser Performing of Two or More Underliers”, “—

Averaging Dates — Notes Linked to the Lesser Performing of Two or More Underliers” and “— Call Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” above and “— Coupon Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each potential lesser performing underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible determination date, averaging date, call observation date or coupon observation date, as applicable.

If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event with respect to any potential lesser performing underlier, the closing level of each potential lesser performing underlier with respect to such averaging date, call observation date or coupon observation date or the final underlier level with respect to the determination date, as applicable, will be calculated based on (i) for any potential lesser performing underlier that is not affected by a market disruption event on (A) the applicable originally scheduled averaging date, call observation date or coupon observation date or the first qualified averaging trading day, first qualified call trading day or first qualified coupon trading day, as applicable, thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of the potential lesser performing underlier on that date, (ii) for any potential lesser performing underlier that is affected by a market disruption event on (A) the applicable originally scheduled averaging date, call observation date or coupon observation date or the first qualified averaging trading day, first qualified call trading day or first qualified coupon trading day, as applicable, thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the potential lesser performing underlier on the first following trading day on which no market disruption event exists for such potential lesser performing underlier (provided that, in the case of a potential lesser performing underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any potential lesser performing underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as applicable, with respect to such potential lesser performing underlier as to which a market disruption event continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing potential lesser performing underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more potential lesser performing underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Coupon Payments

If so specified in the applicable pricing supplement, the notes will or may pay a coupon.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon payment date for your notes, as specified in the applicable pricing supplement, is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates”

below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled coupon observation date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

The applicable pricing supplement may specify that coupon observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 17,745.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing and the closing level (or adjusted closing level, if applicable) will be determined as provided under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Underlier” above. If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days.

On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to a potential lesser performing underlier. In the event the originally scheduled coupon observation date is a non-trading day with respect to any potential lesser performing underlier, the coupon observation date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified coupon trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified coupon trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more lesser performing underliers are determined for the purpose of the calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Regular Record Dates

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay a coupon, the coupon paid on any coupon payment date will be paid to the person in whose name your notes are registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of your notes.

Unless otherwise specified in the applicable pricing supplement, when we refer to a regular record date, we mean the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted).

Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund

Index. Unless otherwise specified in the applicable pricing supplement, with respect to an underlier that is an index:

If an underlier sponsor discontinues publication of the applicable underlier and such underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date by reference to the substitute underlier.

If the calculation agent determines that the publication of an underlier is discontinued and there is no successor underlier, the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.

If the calculation agent determines that (i) an underlier, the underlier stocks comprising that underlier or any constituent index of that underlier or the method of calculating that underlier is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the underlier, the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable then-current underlier methodology of the underlier or (ii) there has been a split or reverse split of the underlier, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlier weightings, as it believes are appropriate to ensure that the underlier, basket or potential lesser performing underlier level used to determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Exchange-Traded Fund. Unless otherwise specified in the applicable pricing supplement, with respect to an underlier that is an exchange-traded fund:

If the underlier is delisted from the exchange on which the underlier has its primary listing and the investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date by reference to the substitute underlier.

If the calculation agent determines that the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier or, if the underlier is considered to be actively managed, reflect the investment objective of the applicable underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising that underlier or the method of calculating that underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier, any addition, deletion or substitution and any reweighting or rebalancing of the applicable underlier stocks, and whether the change is made by the applicable investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlier weightings, as it believes are appropriate to ensure that the underlier, basket or potential lesser performing underlier level used to determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Role of Calculation Agent

As of the date of this general terms supplement no. 17,745, GS&Co. is serving as the calculation agent for the notes. The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Anti-dilution Adjustments for Index Stocks

Unless otherwise specified in the applicable pricing supplement, the calculation agent will adjust the closing level of an index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, only if an event described under one of the six subsections beginning with “— Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described below do not cover all events that could affect the closing level of an index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, such as an issuer tender or exchange offer for such index stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such index stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to the Notes — With Respect to Notes Linked to Index Stocks or Exchange-Traded Funds, You Have Limited Anti-Dilution Protection” above.

For purposes of these adjustments with respect to an index stock that is an American depositary share, except as noted below, all adjustments to the reference amount (described under “— How Adjustments Will Be Made”) will be made as if the applicable securities represented by the American depositary share is serving as that index stock. Therefore, for example, if a security represented by the American depositary shares is subject to a two-for-one stock split and assuming the reference amount for such index stock is equal to one, the reference amount for that index stock would be adjusted to equal two. The term “dividend” used in this section will mean the dividend paid by the underlier issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

No adjustment to the American depositary share price or the reference amount, including those described below, will be made if (i) holders of the American depositary share are not eligible to participate in any of the transactions described below or (ii) (and to the extent that) the calculation agent determines in its sole discretion that the underlier issuer or the depositary for the American depositary share has adjusted the number of shares of the applicable securities represented by each American depositary share so that the American depositary share price would not be affected by the corporate event in question. However, to the extent that the number of shares of the securities represented by each American depositary share is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect that change.

How Adjustments Will Be Made

In this general terms supplement no. 17,745, we refer to anti-dilution adjustment of the closing level of an index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable. With respect to an index stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

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Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the index stock or other property that must be used to determine the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable. For example, if no adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time, the reference amount for that time will be one share of the index stock. In that case, the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, will be the closing level of one share of the index stock on the determination date, applicable averaging date, call observation date or coupon observation date. We describe how the closing level will be determined under “— Special Calculation Provisions” below.

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required because one of the dilution events described in the first five subsections below — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the index stock or a half share of the index stock, depending on the event. In that example, the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, would be the price (determined as specified under “— Special Calculation Provisions — Closing Level” below) at the close of trading on the determination date or applicable averaging date, call observation date or coupon observation date of two shares of the index stock or a half share of the index stock, as applicable.

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time because one of the reorganization events described under “— Reorganization Events” below — these involve events in which cash, securities or other property is distributed in respect of the index stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the index stock, plus one share of the index stock if the index stock remains outstanding. In that event, the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, would be the value of the adjusted reference amount at the close of trading on the determination date or such averaging date, call observation date or coupon observation date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

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Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the index stock, the index stock price will be the closing level (determined as described under “— Special Calculation Provisions — Closing Level” below) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the index stock, the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Reorganization Events — Adjustments for Reorganization Events” below at the applicable time.

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Step Three. Having determined the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, in step two, the calculation agent will use such level to calculate the amount payable on the applicable coupon payment date, interest payment date, call payment date or the stated maturity date, as applicable.

If more than one event requiring adjustment as described in this subsection entitled “— Anti-dilution Adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “— Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the index stock level that would apply without the adjustment. The closing level of the index stock on the determination date, averaging date, call observation date or coupon observation date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion in good faith. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this general terms supplement no. 17,745, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If an index stock is subject to a stock split, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount — i.e., the reference amount before that adjustment — plus the product of (1) the number of additional shares issued in the stock split with respect to one share of such index stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the first day on which such index stock trades without the right to receive the stock split occurs after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an index stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount times the quotient of (1) the number of additional shares of such index stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of such index stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an index stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of additional shares issued in the stock dividend with respect to one share of such index stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

The ex-dividend date for any dividend or other distribution is the first day on which an index stock trades without the right to receive that dividend or other distribution.

Other Dividends and Distributions

The reference amount is not required to be adjusted to reflect dividends or other distributions paid with respect to an index stock, other than:

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stock dividends described above,
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issuances of transferable rights and warrants as described under “— Transferable Rights and Warrants” below,
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distributions that are spin-off events described under “— Reorganization Events” below, and
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extraordinary dividends described below.

A dividend or other distribution with respect to an index stock will be deemed to be an extraordinary dividend if the calculation agent determines, in its sole discretion, that such dividend or other distribution is extraordinary or special. In making such determination, the calculation agent may, but is not required to, take into account (i) the characterization of such dividend or other distribution by the issuer of the relevant index stock as special or extraordinary or (ii) the announcement of adjustment(s) in respect of such dividend or other distribution made by the Options Clearing Corporation or any other options exchange selected by the calculation agent as the primary market for listed option contracts related to such index stock.

If an extraordinary dividend occurs with respect to an index stock, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing level of such index stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which that closing level exceeds the extraordinary dividend amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

The extraordinary dividend amount with respect to an extraordinary dividend for an index stock equals:

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for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such index stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such index stock, or
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for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on an index stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the reference amount only as described under “— Stock Dividends” above,” “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

With respect to an index stock, if the underlier issuer issues transferable rights or warrants to all holders of the index stock to subscribe for or purchase index stock at an exercise price per share that is less than the closing level of the index stock on the trading day immediately preceding the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

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the numerator will be the number of shares of the index stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the index stock offered for subscription or purchase under those transferable rights or warrants, and
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the denominator will be the number of shares of the index stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the index stock that the aggregate offering price of the total number of shares of the index stock so offered for subscription or purchase would purchase at the closing level of the index stock on the trading day immediately preceding that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing level on the trading day immediately preceding that ex-dividend date.

The reference amount will not be adjusted, however, unless the ex-dividend date described above occurs after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

Reorganization Events

With respect to an index stock, each of the following is a reorganization event:

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the index stock is reclassified or changed,
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the index stock is an American depositary share and is no longer listed or admitted to trading on a U.S. securities exchange or the American depositary share deposit agreement between the issuer of the security represented by the American depositary shares and the American depositary share depositary is terminated for any reason,
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the underlier issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and either is not the surviving entity or is the surviving entity but all the outstanding shares of the index stock are reclassified or changed,
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the index stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another entity or person to purchase or otherwise obtain all of the outstanding shares of the index stock, such that all of the outstanding shares of the index stock (other than shares of the index stock owned or controlled by such other entity or person) are transferred, or irrevocably committed to be transferred, to another entity or person,
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the underlier issuer or any subsidiary of the underlier issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the underlier issuer is the surviving entity and all the outstanding shares of the index stock (other than shares of the index stock owned or controlled by such other entity or person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the index stock immediately following such event,
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the underlier issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,
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the underlier issuer effects a spin-off — that is, issues to all holders of the index stock equity securities of another issuer, other than as part of an event described in the bullet points above,
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the underlier issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
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any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the index stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the index stock or by the primary securities exchange on which the index stock or listed options on the index stock are traded, and will ultimately be determined by the calculation agent in its sole discretion.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property distributed in respect of one share of an index stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for an index stock on the applicable date will be the index stock level described in step two, and the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, as applicable, as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing level (calculated according to the same methodology as specified in the applicable pricing supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of an index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if an index stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if an underlier issuer merges into another company and each share of such index stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of index stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustments” as if the common shares of the surviving company were such index stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the determination date or applicable averaging date, call observation date or coupon observation date, as applicable.

Distribution Property

When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of an index stock — or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, or any other reorganization event after which an index stock remains outstanding, the distribution property also includes one share of such index stock — or other applicable reference amount — in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for an index stock as described above. Consequently, in this general terms supplement no. 17,745, when we refer to an index stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to an underlier issuer, we mean any successor entity in a reorganization event.

Anti-dilution Adjustments for Exchange-Traded Funds

Unless otherwise specified in the appliable pricing supplement, for notes linked to exchange-traded funds, the calculation agent will have discretion to adjust the closing level of the underlier, any basket underlier or any potential lesser performing underlier, as applicable, if certain events occur (including those described above under “— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund”). Exchange-traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange-traded funds (other than commodities based exchange-traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange-traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption.

We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement. Nothwithstanding the foregoing, if the applicable pricing supplement specifies that your notes pay a coupon or interest, the redemption date will be the coupon payment date or interst payment date, as applicable, immediately following the date the notice of redemption is delivered to the holder of your notes and the trustee, unless otherwise specified in such pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement. A notice of redemption, once given, shall be irrevocable.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an underlier or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•
the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•
if your notes are linked to an underlier that is an index stock, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Index Stocks” above and if your notes are linked to an underlier that is an exchange-traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange-Traded Funds” above;
•
a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•
a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including the notes offered hereby, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series F medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled business day, we mean a day that is scheduled to be such a day as of the trade date.

Trading Day
Index Stock. Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to any underlier that is an index stock, we mean a day on which the principal securities market for such underlier is open for trading. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled trading day with respect to any underlier that is an index stock, we mean a day that is scheduled to be such a day as of the trade date.

Index. Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to any underlier that is an index (other than the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index), we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the underlier stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier. Unless otherwise specified in the applicable pricing supplement or unless the context otherwise requires, when we refer to a scheduled trading day with respect to any underlier that is an index (other than the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index), we mean a day that is scheduled to be such a trading day as of the trade date.

Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, we mean a day on which the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, as the case may be, is calculated and published by the underlier sponsor. Therefore, in the case of any such underlier, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for that underlier are closed on that day, if the underlier sponsor publishes that index level on that day. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled trading day with respect to any such underlier, we mean a day that is scheduled to be such a trading day as of the trade date.

Exchange-Traded Fund. Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to any underlier that is an exchange-traded fund, we mean a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of the underlier is quoted by the exchange on which such underlier has its primary listing. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled trading day with respect to any underlier that is an exchange-traded fund, we mean a day that is scheduled to be such a day as of the trade date.

Closing Level

Index Stock or Exchange-Traded Fund. Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index stock or exchange-traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier or any successor underlier, on a per-share or other unit basis:

•
on the principal national securities exchange on which that underlier is listed for trading on that day, or
•
if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the closing level for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Index. Unless otherwise specified in the applicable pricing supplement and except as provided in the paragraph below, with respect to any underlier that is an index, the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier.

Unless otherwise specified in the applicable pricing supplement, with respect to any index whose underlier sponsor is FTSE Russell (other than the FTSE® 100 Index) or MSCI Inc., the closing level on any trading day will be the closing level of such index or any successor underlier reported by Bloomberg Financial Services, or any successor reporting service we may select, on such trading day for such index. Currently, whereas the applicable underlier sponsor publishes the official closing level of each such index to six decimal places, Bloomberg Financial Services reports the closing level to fewer decimal places. As a result, the closing level of each such index reported by Bloomberg Financial Services may be lower or higher than the official closing level published by the applicable underlier sponsor.

Level of the Underlier

Index Stock or Exchange-Traded Fund. With respect to an underlier that is an index stock or exchange-traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:

•
on the principal national securities exchange on which that underlier is listed for trading on that day, or
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if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Index. With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier published by the underlier sponsor at any time on any trading day.

Market Disruption Event

Index Stock or Exchange-Traded Fund. The following events will be market disruption events with respect to an underlier that is an index stock or exchange-traded fund:

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a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an index stock or an exchange-traded fund:

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a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
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a decision to permanently discontinue trading in option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier are traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•
a price change exceeding limits set by that market, or
•
an imbalance of orders relating to the shares of the underlier or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

The following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars or the underlier stocks of which trade in currencies other than U.S. dollars where the calculation agent adjusts such underliers to reflect their U.S. dollar value:

•
with respect to the exchange rate applicable to such underlier or underlier stocks, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement if the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

A market disruption event with respect to one or more underliers will not, by itself, constitute a market disruption event for the remaining unaffected underlier or underliers.

Index. With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier that is an index:

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a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to (i) the applicable underlier or any constituent index of such underlier or (ii) underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
(i) underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or (ii) option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an index:

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a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock is traded, or on which option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock in the primary market for that stock or those contracts, by reason of:

•
a price change exceeding limits set by that market, or
•
an imbalance of orders relating to that underlier stock or those contracts, or
•
a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” with respect to the MSCI EAFE Index or MSCI Emerging Markets Index refers to the component country indices that comprise the MSCI EAFE Index or MSCI Emerging Markets Index, as applicable. For any other underlier, the applicable pricing supplement will specify the constituent indices of the underlier, if any, that comprise or underlie the underlier or underliers to which your notes may be linked.

A market disruption event with respect to one or more underliers will not, by itself, constitute a market disruption event for the remaining unaffected underlier or underliers.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

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the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

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no quotation of the kind referred to above is obtained, or
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every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

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A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
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P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Overdue Rates

Overdue Principal Rate. Unless otherwise specified in the applicable pricing supplement, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at the applicable overdue principal rate, from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. Unless otherwise specified in the applicable pricing supplement, when we refer to the overdue principal rate, we mean the effective Federal Funds rate.

Overdue Coupon Rate. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay a coupon, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue coupon, at the applicable overdue coupon rate, from the date such coupon is due until it is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. Unless otherwise specified in the applicable pricing supplement, when we refer to the overdue coupon rate, we mean the effective Federal Funds rate.

Overdue Interest Rate. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay interest, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any installment of interest that is overdue at the applicable overdue interest rate, from the date such installment is due until any such installment is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. The overdue interest rate will be as specified in the applicable pricing supplement.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of the underliers (in the case of index stocks and exchange-traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underliers, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underliers, the underlier stocks and indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•
expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underliers or some or all underlier stocks or foreign currencies;
•
may take or dispose of positions in the securities of the issuers of the underlier stocks themselves or the underliers (in the case of index stocks and exchange-traded funds);
•
may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;
•
may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or
•
may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of the underliers or some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent indices thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes offered by this general terms supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
•
a life insurance company;
•
a tax exempt organization;
•
a partnership;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a person that owns a note as a hedge or that is hedged against interest rate risks;
•
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. Unless otherwise specified in the applicable pricing supplement, you will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as a pre-paid derivative contract (which is an income-bearing pre-paid derivative contract if the notes bear a coupon) in respect of the underlier, or basket of underliers, or the lesser performing of two or more underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Any resulting character mismatch may result in adverse tax consequences to you, because an investor's ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether the issuer of any underlier, component of any underlier or any underlier or component of any underlier included in a basket would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If the issuer of any underlier, component of any underlier or any underlier or component of any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to the issuer of each underlier, each component of any underlier or each underlier or component of any underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier or component of any underlier included in a basket is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as short-term debt instruments subject to contingent payments. Although there is no authority that specifically addresses the tax treatment of short-term debt instruments subject to contingent payments, it is likely that, if your notes are so treated, you should not recognize any income prior to the sale, exchange, redemption or maturity of the notes (except for any coupon payments on the notes, which will likely be taxable as ordinary income). If your notes are so treated and you are an initial purchaser of the notes, upon the maturity or redemption of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid coupons) and the amount you paid for your notes. Upon the sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange (other than amounts attributable to accrued but unpaid coupons, which will likely be taxable as ordinary income), unless your notes are sold or exchanged between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. There is no statutory, judicial or administrative authority that governs how short-term notes subject to contingent payments should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlier under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at

a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain.

In addition, if your notes are properly treated as a pre-paid derivative contract (or income-bearing pre-paid derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other “pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize upon sale, exchange, redemption or maturity would be treated as ordinary gain or loss or (ii) you should not include the coupon, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the coupon payments that you receive. In addition, it is possible that you could recognize gain or loss when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper U.S. federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•
a nonresident alien individual;
•
a foreign corporation; or
•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

If your notes bear a coupon, because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” in the accompanying prospectus regardless of whether coupon payments are treated as interest for federal income tax purposes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under "United States Taxation — Taxation of Debt Securities — Non-United States Holders" in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether the issuer of any underlier, component of any underlier or any underlier included in a basket would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If the issuer of any underlier, component of any underlier or any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to the issuer of each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable underlier, component of an underlier or underlier or component of any underlier included in a basket during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We will determine, as of the issue date of your notes, if your notes will be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. If the original issue date specified in the applicable pricing supplement is more than one business day after the trade date specified in the applicable pricing supplement, then purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is neither:

(i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor

(ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This general terms supplement no. 17,745, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this general terms supplement no. 17,745, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this general terms supplement no. 17,745 nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This general terms supplement no. 17,745 and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this general terms supplement no. 17,745 and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this general terms supplement no. 17,745, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This general terms supplement no. 17,745 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this general terms supplement no. 17,745, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS

General Terms Supplement No. 17,745

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

General Terms Supplement

Notes Linked to the Performance of One or More Index Stocks, Indices or Exchange-Traded Funds

Goldman Sachs & Co. LLC